 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-273811
Prospectus Supplement (To Prospectus dated August 22, 2023)

24,000,000 Shares
Class A Common Stock
We are offering 24,000,000 shares of our Class A common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus.
Our Class A common stock is listed on The New York Stock Exchange under the symbol “BFLY.” On January 29, 2025, the last reported sale price of our Class A common stock on The New York Stock Exchange was $3.51 per share. The final public offering price will be determined through negotiation between us and the lead underwriters in the offering and the recent market price used throughout this prospectus supplement may not be indicative of the actual offering price.
We are a smaller reporting company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company” on page S-3 of this prospectus supplement.
	Per Share	Total
Public offering price	$3.15	$75,600,000
Underwriting discounts and commissions(1)	$0.189	$4,536,000
Proceeds to Butterfly Network, Inc., before expenses	$2.961	$71,064,000

(1)
See “Underwriting” beginning on page S-19 of this prospectus supplement for additional disclosure regarding underwriter compensation.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 3,600,000 shares of our Class A common stock at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $5,216,400, and the total proceeds to us, before expenses, will be $81,723,600.
Investing in our Class A common stock involves risks. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risk factors described in the section of this prospectus supplement titled “Risk Factors,” under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in our other filings with the SEC and our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.
Neither the Securities and Exchange Commission and nor any state securities regulators has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of Class A common stock against payment on or about January 31, 2025.

Bookrunners
TD Cowen	William Blair	Lake Street
January 29, 2025.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-273811) that we initially filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, on August 18, 2023, and that was declared effective by the SEC on August 22, 2023. Under the shelf registration statement process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $300 million under the registration statement, of which this prospectus forms a part.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both the prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you from those documents which we may file with the SEC from time to time. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care.
When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Class A common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the dates of the respective documents. Our business, financial condition, results of operations and prospects may have changed since that date. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated

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by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision.
Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company,” “the Company” or “Butterfly” in this prospectus supplement refer to Butterfly Network, Inc. and not our subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our Class A common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risk factors described in the section of this prospectus supplement titled “Risk Factors,” under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in our other filings with the SEC and our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.
Overview
We are an innovative digital health business transforming care through a unique combination of portable, semiconductor-based ultrasound technology, intuitive software, services and educational offerings that can make medical imaging more accessible than ever before. Butterfly’s solution enables the practical application of ultrasound information into the clinical workflow through affordable hardware that fits in a healthcare professional’s pocket and is paired with cloud-connected software that is easily accessed through a mobile application.
With our proprietary, comprehensive portable ultrasound solution, protected by a robust intellectual property portfolio, we are on a mission to democratize healthcare by increasing access and use of ultrasound information wherever care is being delivered—whether a large healthcare system, a rural clinic, a global conflict zone or beyond. We are helping streamline and optimize deployment of ultrasound at scale across hospital systems with our CompassTM software that integrates into health system infrastructures, and connects across all departments and specialties, including nursing. Furthermore, we envision a future where Butterfly’s imaging technology is fully integrated into hospital-at-home workflows, improving remote monitoring and management of patients’ health conditions from the comfort of their homes.
Butterfly has two portable ultrasound devices on the market: our second-generation Butterfly iQ+ and third-generation Butterfly iQ3, which received U.S. Food and Drug Administration clearance of our premarket notification on January 4, 2024. Butterfly iQ+/iQ3 are both powered by our Ultrasound-on-Chip™ technology, allowing them to power whole-body imaging on a single handheld probe using digital semiconductor technology. Both of these small, handheld devices are priced competitively compared to incumbent, piezoelectric crystal-based ultrasound handhelds and carts. Butterfly iQ+ is our most affordable whole-body scanner offered. The Butterfly iQ3—powered by our most advanced P4.3 chip has double the processing power for best-in-class image quality, new advanced 3D imaging tools for easier use, and a smaller, more ergonomic design—is valued higher, but still remains one of the lowest-cost handheld ultrasound devices on the market, and we believe has the broadest FDA clearance for any single probe on the market. Both of our devices are incredibly versatile, allowing providers to access over 20 anatomical presets, 6 imaging modes, and a suite of Artificial Intelligence and other calculation tools via Butterfly’s simple mobile application interface. Our software is designed to make the product easy to use and fully integrated with the clinical workflow, accessible on a user’s smartphone, tablet and almost any hospital computer system connected to the Internet.
We aim to enable the delivery of imaging information anywhere at point-of-care to drive earlier detection throughout the body and remote management of health conditions. We market and sell the Butterfly system, which includes probes, related accessories, and software subscriptions, to healthcare systems, physicians, and healthcare providers through a direct sales force, distributors, and our eCommerce channel.
Part of our strategy is to harvest growth from existing integrated accounts. We have more than 130 enterprise software customers, nearly 60% of which have integrated our products directly into the client’s electronic medical records. From the end of 2022 to the end of 2024, we experienced a 50% growth in total enterprise software annual recurring revenue. Our cloud database has over 25 million images and is growing at a rate of approximately 20,000 images per day. Adoption of our enterprise software has been growing since inception, with increases in both total users and total scan sessions. Additionally, among fifteen of our largest customers, hardware spends have on average more than tripled from year one to year five.
The Company, formerly known as Longview Acquisition Corp. (“Longview”), was incorporated in Delaware in 2020 as a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Longview and Butterfly Network, Inc. (“Legacy Butterfly”), which was founded in 2011, entered into a business combination on February 12, 2021, Longview was renamed Butterfly Network, Inc. and the business of Legacy Butterfly became our business. Legacy Butterfly was founded in 2011.
Market Opportunity
According to Signify Research’s 2024 Ultrasound Equipment World Market Report, the global ultrasound market is projected to increase through 2028 to approximately $627 million for handheld ultrasound systems, including digital and piezoelectric crystal-based ultrasounds, reflecting a 23.1% projected unit shipment compound annual growth rate (“CAGR”), $1.6 billion for compact ultrasound carts, reflecting a 7.0% projected unit shipment CAGR, and $6.7 billion for low-end, mid-range, high-end and premium cart ultrasound systems, reflecting projected unit shipment CAGRs of 8.1%, 6.5% 3.2% and 3.8%, respectively. Additionally, we estimate a total addressable market of approximately $20 billion if we are able to expand our products offerings into wearables and alternative form factors. Such amount reflects the combined potential opportunity to address the long-term care, neurogenic bladder, congestive heart failure, peripheral arterial disease, and readmissions reduction markets.
Additionally, point of care ultrasound is increasingly being used in medical education. Over 70% of U.S. medical schools train on point of care ultrasound (“POCUS”) devices, and more than 50% have adopted our products. The majority of medical specialties now require POCUS training in residency programs, and there were more than 1,600 POCUS research publications in 2023 alone.
Recent Developments
Preliminary Financial Data for the Quarter ended December 31, 2024
We expect to report revenue growth for the fourth quarter ended December 31, 2024 of approximately 35% year over year, and we expect to report a cash, cash equivalents, and restricted cash balance of $92.8 million at December 31, 2024.
We have not yet completed our fiscal year-end financial close process for the quarter ended December 31, 2024. This estimates of our year over year revenue growth for the quarter ended December 31, 2024 and our cash, cash equivalents, and restricted cash balance at December 31, 2024 are preliminary, based on currently available information, have not been audited and are subject to change upon completion of our financial statement closing procedures. Additional information and disclosure would be required for a more complete understanding of our financial position and results of operations as of December 31, 2024. The preliminary financial data included in this section has been prepared by, and is the responsibility of, our management. Deloitte & Touche LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. The information presented herein should not be considered a substitute for the financial information the Company will file with the U.S. Securities and Exchange Commission in its annual report on Form 10-K for the fiscal year ended December 31, 2024.
Operational and Strategic Updates
URMC Case Study.   On September 16, 2024, we published a case study demonstrating that University of Rochester Medical Center’s system-wide deployment of our devices is enhancing patient care and financial performance, including earlier diagnoses and a 116% increase in ultrasound charge capture.
European Union’s Restriction of Hazardous Substances (“RoHS”) Update.   On October 23, 2024, we re-submitted a revocation request of the European Union’s exemption allowing lead in crystal ultrasound transducers in handheld ultrasound. RoHS refers to the rules of the European Union restricting the use of hazardous substances in electrical and electronic equipment aimed at protecting the environment and public health.
Octiv Subsidiary Formation.   On November 1, 2024, we announced our plan to form Octiv, LLC, a wholly-owned subsidiary dedicated to bringing our proprietary chip to new non-competitive markets.
Cardiopulmonary POCUS Study.   On January 13, 2025, we announced preliminary findings from a study conducted by Rutgers Robert Wood Johnson Medical School (“RWJMS”) and Robert Wood Johnson University Hospital (“RWJUH”), an RWJBarnabas Health facility. The study focused on using cardiopulmonary POCUS for patients admitted to the hospital with shortness of breath without an identifiable cause. It was designed as a prospective, head-to-head comparison of hospital physicians who utilized Butterfly iQ+ and/or iQ3 POCUS devices versus those who did not use POCUS. Results showed that patients experienced an average hospital length of stay reduction of over four days, leading to up to 50% cost savings for lower-acuity cases.
International expansion.   In our earnings release for the third quarter ended September 30, 2024, we announced that we opened new markets in Indonesia, the Netherlands and Belgium.
Corporate Information
We are a Delaware corporation, incorporated in 2020. Our principal executive offices are located at 1600 District Avenue, Burlington, Massachusetts 01803 and our telephone number is (781) 557-4800. Our web site address is www.butterflynetwork.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement or the accompanying prospectus.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter (June 30th), or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter (June 30th).

THE OFFERING
Class A common stock offered by us
24,000,000 shares of our Class A common stock (or 27,600,000 shares of our Class A common stock if the underwriters exercise their option to purchase additional shares of our Class A common stock in full).
Option to purchase additional shares
We have granted the underwriters an option, exercisable for 30 days from the date of the final prospectus supplement, to purchase up to an additional 3,600,000 shares of our Class A common stock from us at the public offering price, less underwriting discounts and commissions.
Class A common stock to be outstanding immediately after this offering
210,557,521 shares (or 214,157,521 shares if the underwriters exercise their option to purchase additional shares of our Class A common stock in full).
Use of proceeds
We estimate that our net proceeds from this offering will be approximately $70.4 million, or $81.0 million if the option to purchase additional shares is exercised in full by the underwriters, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering to fund the development and commercialization of new and existing products and services, as well as for general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement for more information.
Risk factors
Investing in our Class A common stock involves significant risks. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risk factors described in the section of this prospectus supplement titled “Risk Factors,” under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in our other filings with the SEC and our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.
The New York Stock Exchange symbol
“BFLY”
The number of shares of our Class A common stock to be outstanding after this offering is based on 186,557,521 shares of Class A common stock outstanding as of September 30, 2024, and excludes as of September 30, 2024:
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13,799,357 shares of Class A common stock issuable upon the exercise of outstanding Public Warrants with an exercise price of $11.50 per share, subject to adjustment per the warrant agreement. See “Description of Warrants” in the accompanying prospectus;

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6,853,333 shares of Class A common stock issuable upon the exercise of outstanding Private Warrants with an exercise price of $11.50 per share, subject to adjustment per the warrant agreement. See “Description of Warrants” in the accompanying prospectus;

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6,892,924 shares of Class A common stock issuable upon the exercise of options outstanding under our 2012 Employee, Director and Consultant Equity Incentive Plan (the “2012 Plan”) and The Butterfly Network, Inc. Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan” and, together with the 2012 Plan, the “Plans”), with a weighted-average exercise price of $5.98 per share;

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up to a maximum of 22,752,688 shares of Class A common stock issuable upon vesting and settlement of restricted stock units outstanding under the Plans;

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16,961,321 shares of Class A common stock reserved for future issuance under the 2020 Plan; and

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4,200,000 shares of Class A common stock reserved for future issuance under our 2024 Employee Stock Purchase Plan (the “ESPP”).

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:
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No exercise or forfeiture of any outstanding warrants, options or settlement of restricted stock units since September 30, 2024;

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No conversion into Class A common stock of any of our outstanding shares of Class B common stock, of which there were 26,426,937 shares outstanding as of September 30, 2024; and

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No exercise by the underwriters of their option to purchase additional shares of our Class A common stock.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before making a decision to invest in our Class A common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as may have been updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.” Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in our Class A common stock.
Risks Related to the Offering and our Class A Common Stock
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds. We currently intend to use the net proceeds from this offering to fund the development and commercialization of new and existing products and services, as well as for general corporate purposes. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
If you purchase our Class A common stock in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares.
The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering. Based on the public offering price of $3.15 per share of our Class A common stock, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, you would experience immediate dilution of $2.12 per share, representing the difference between the public offering price per share and our as-adjusted net tangible book value per share as of September 30, 2024 after giving effect to this offering. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. To the extent outstanding warrants or stock options are exercised or outstanding restricted stock units vest and settle, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and issue additional shares of Class A common stock or securities convertible or exchangeable for our Class A common stock, our then-existing stockholders may experience dilution, and the new securities may have rights senior to those of our Class A common stock offered in this offering.
The price of our Class A common stock historically has been volatile, which may affect the price at which you could sell any shares of our Class A common stock.
The market price for our Class A common stock historically has been highly volatile and could continue to be subject to wide fluctuations in response to various factors. This volatility may affect the price at which you could sell the shares of our Class A common stock, and the sale of substantial amounts of our Class A common stock could adversely affect the price of our Class A common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including:

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the success of our or competing products or technologies;

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developments or disputes concerning issued patents, patent applications or other intellectual property rights;

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regulatory or legal developments in the U.S. and other countries;

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the recruitment or departure of key personnel;

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the level of expenses related to our products;

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the results of our efforts to discover, develop, manufacture, acquire or in-license our current and additional products;

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actual or anticipated changes in estimates as to financial results, timelines or recommendations by securities analysts;

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variations in our financial results or the financial results of companies that are perceived to be similar to us;

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sales of a substantial number of shares of our Class A common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares;

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changes in the structure of healthcare payment systems;

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general economic, industry and market conditions; and

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the other risk factors summarized and described in the section of this prospectus supplement titled “Risk Factors,” under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in our other filings with the SEC and our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus.

Companies trading in the stock market in general have also experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Class A common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.
Future sales or issuances of our Class A common stock in the public markets, or the perception of such sales, could depress the trading price of our Class A common stock.
The sale of a substantial number of shares of our Class A common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of Class A common stock or other equity-related securities would have on the market price of our Class A common stock.
In connection with this offering, we are subject to lock-up restrictions pursuant to the underwriting agreement and our directors, executive officers and certain of our other stockholders have entered into lock-up agreements, in each case, for a period of 90 days following this offering. We and our directors, executive officers and such affiliates may be released from such lock-up restrictions prior to the expiration of the lock-up period at the discretion of TD Securities (USA) LLC and William Blair & Company, L.L.C.. Upon expiration or earlier release of the lock-up, we and our directors, executive officers and such affiliates may sell shares into the market, which could adversely affect the market price of shares of our Class A common stock. Furthermore, the lock-up agreements include certain exceptions for shares sold by our executive officers and directors. Such sales of shares into the market, including during the lock-up period, could adversely affect the market price of shares of our Class A common stock. See “Underwriting” beginning on page S-19 of this prospectus supplement.
In addition, certain of our employees, executive officers, and directors have entered or may enter into Rule 10b5-1 trading plans providing for sales of shares of our common stock from time to time. Under a Rule 10b5-1 trading plan, a broker executes trades pursuant to parameters established by the employee, director, or officer when entering into the plan, without further direction from the employee, officer, or director. A Rule 10b5-1 trading plan may be amended or terminated in some circumstances. Our employees, executive officers, and directors also may buy or sell additional shares outside of a Rule 10b5-1 trading plan when they are not in possession of material, nonpublic information, subject to the restrictions set forth in or expiration of the lock-up agreements, if applicable, described in “Underwriting.”
Future issuances of our Class A common stock or our other equity securities could further depress the market for our Class A common stock. We expect to continue to incur commercialization and selling, general and administrative costs, and to satisfy our funding requirements, we may need to sell additional equity securities. The sale or the proposed sale of substantial amounts of our Class A common stock or our other equity securities may adversely affect the market price of our Class A common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New equity securities issued may have greater rights, preferences or privileges than our existing Class A common stock.
We do not currently intend to pay dividends on our Class A common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our Class A common stock.
We have never declared or paid cash dividends on our Class A capital stock, and you should not rely on an investment in our Class A common stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our Class A common stock will be your sole source of gain for the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including statements regarding our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition, as well as assumptions relating to the foregoing, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about our discretion as to the use of proceeds from this offering, the success, cost, and timing of our product development activities, the potential attributes and benefits of our products and services, our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any authorized product, our ability to identify, in-license, or acquire additional technology, our ability to maintain our existing license, manufacturing, and supply agreements, our ability to compete with other companies currently marketing or engaged in the development of ultrasound imaging devices, many of which have greater financial and marketing resources than us, the size and growth potential of the markets for our products and services, and the ability of each to serve those markets, either alone or in partnership with others, our estimates regarding expenses, revenue, capital requirements, and needs for additional financing, our ability to raise financing in the future, our financial performance, our anticipated use of proceeds from this offering, an estimate of our year over year revenue growth for the quarter ended December 31, 2024, an estimate of our cash, cash equivalents, and restricted cash balance at December 31, 2024, our beliefs about whether our capital resources will be sufficient to meet our anticipated cash requirements, anticipated events or trends and similar expressions and our expectations regarding the period during which we qualify as a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act. These forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. These forward-looking statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may turn out to be inaccurate.
Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” section of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed subsequent to the end of the year covered by such annual report. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. You should not rely upon forward-looking statements as predictions of future events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. You should read this prospectus supplement, the accompanying prospectus, the documents that we reference in the prospectus supplement and the accompanying prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus also contain estimates and other information concerning our industry and target markets, including data regarding the estimated size of those markets. Unless otherwise expressly stated, we obtained this industry, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $70.4 million (or approximately $81.0 million if the underwriters exercise their option to purchase additional shares in full).
We currently intend to use the net proceeds from this offering to fund the development and commercialization of new and existing products and services, as well as for general corporate purposes. After giving effect to this offering and receipt of the estimated net proceeds, we believe our existing cash, cash equivalents and short-term marketable securities as of September 30, 2024, together with expected cash flows from operations, will be sufficient to meet our anticipated cash requirements.
As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds from this offering or the amounts that we will actually spend on the uses set forth above. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their use, we intend to invest the net proceeds of this offering in cash items, certificates of deposit or direct or guaranteed obligations of the United States government.

DIVIDEND POLICY
We have never declared or paid cash dividends on our capital stock. We intend to retain all of our future earnings to finance the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future.

DILUTION
If you invest in our Class A common stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our Class A common stock after this offering.
Our historical net tangible book value as of September 30, 2024 was approximately $172.6 million, or $0.81 per share of Class A and Class B common stock, based upon 212,984,458 shares of Class A and Class B common stock outstanding. Net tangible book value is total assets minus the sum of total liabilities and intangible assets, net. Net tangible book value per share is net tangible book value divided by the combined number of shares of Class A and Class B common stock outstanding as of September 30, 2024.
After giving effect to the issuance and sale of 24,000,000 shares of our Class A common stock in this offering at the public offering price of $3.15 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2024 would have been approximately $242.9 million, or approximately $1.03 per share of Class A and Class B common stock. This represents an immediate increase in net tangible book value of approximately $0.21 per share to existing stockholders and immediate dilution of $2.12 per share to investors purchasing shares of our Class A common stock in this offering.
The following table illustrates this dilution on a per share basis:
Public offering price per share of Class A common stock	$3.15
Historical net tangible book value per share as of September 30, 2024	$0.81
Increase in net tangible book value per share attributable to this offering	0.21
As-adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering	1.03
Dilution per share to new investors purchasing our Class A common stock in this offering	$2.12
The above discussion and table are based on 186,557,521 shares of Class A common stock and 26,426,937 shares of Class B common stock outstanding as of September 30, 2024, and exclude as of September 30, 2024:
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13,799,357 shares of Class A common stock issuable upon the exercise of outstanding Public Warrants with an exercise price of $11.50 per share, subject to adjustment per the warrant agreement;

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6,853,333 shares of Class A common stock issuable upon the exercise of outstanding Private Warrants with an exercise price of $11.50 per share, subject to adjustment per the warrant agreement;

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6,892,924 shares of Class A common stock issuable upon the exercise of options outstanding under the Plans, with a weighted-average exercise price of $5.98 per share;

•
up to a maximum of 22,752,688 shares of Class A common stock issuable upon vesting and settlement of restricted stock units outstanding under the Plans;

•
16,961,321 shares of Class A common stock reserved for future issuance under the 2020 Plan; and

•
4,200,000 shares of Class A common stock reserved for future issuance under the ESPP.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:
•
No exercise or forfeiture of any outstanding warrants, options or settlement of restricted stock units since September 30, 2024;

•
No conversion into Class A common stock of any of our outstanding shares of Class B common stock, of which there were 26,426,937 shares outstanding as of September 30, 2024; and

•
No exercise by the underwriters of their option to purchase additional shares of our Class A common stock.

If the underwriters exercise in full their option to purchase up to 3,600,000 additional shares of our Class A common stock at the public offering price of $3.15 per share, the as adjusted net tangible book value after this offering would be $1.05 per share, representing an increase in net tangible book value of $0.24 per share to existing stockholders and immediate dilution in pro forma net tangible book value of $2.10 per share to investors purchasing our Class A common stock in this offering at the public offering price.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of certain material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our Class A common stock offered pursuant to this prospectus supplement. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto and does not address any U.S. federal non-income tax consequences such as estate or gift tax consequences or any tax consequences arising under any state, local, or non-U.S. tax laws, or any other U.S. federal tax laws. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, and applicable U.S. Treasury regulations promulgated thereunder, or Treasury Regulations, published rulings, administrative pronouncements of the Internal Revenue Service, or IRS, and judicial decisions, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This discussion is limited to non-U.S. holders who purchase our Class A common stock offered by this prospectus supplement and who hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances, and does not address the potential application of the Medicare contribution tax on net investment income, the alternative minimum tax, or the special tax accounting rules under Section 451(b) of the Code. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:
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U.S. expatriates and certain former citizens or long-term residents of the United States;

•
partnerships or other entities or arrangements treated as partnerships, S corporations or other pass-through entities, or disregarded entities for U.S. federal income tax purposes (and investors therein);

•
“controlled foreign corporations;”

•
“passive foreign investment companies;”

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corporations that accumulate earnings to avoid U.S. federal income tax;

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banks, financial institutions, investment funds, insurance companies;

•
brokers, dealers, or traders in securities;

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persons who have elected to mark securities to market;

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tax-exempt organizations and governmental organizations;

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tax-qualified retirement plans;

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persons that acquired our Class A common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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persons that acquired our Class A common stock pursuant to the exercise of warrants or conversion rights under convertible instruments;

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persons who hold Class A common stock that constitutes “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code;

•
persons who acquired our Class A common stock in a transaction subject to the gain rollover provisions of the Code (including Section 1045 of the Code);

•
persons that own, or have owned, actually or constructively, more than 5% of our Class A common stock;

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•
persons holding our Class A common stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership, or otherwise as disregarded or transparent, for U.S. federal income tax purposes holds our Class A common stock, the U.S. federal income tax treatment of a member in such entity or arrangement will generally depend on the status of the member, the activities of the entity or arrangement and certain determinations made at the member level. Any such entity or arrangement holding our Class A common stock and the members in such entity or arrangement are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our Class A common stock.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR CLASS A COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY U.S. FEDERAL NON-INCOME TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of Non-U.S. Holder
For purposes of this discussion, a non-U.S. holder is any beneficial owner of our Class A common stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership, or otherwise as disregarded or transparent) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

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a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on our Class A Common Stock
Since inception, we have never declared or paid any cash dividends on our capital stock, and we do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. However, if we make cash or other property distributions on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our Class A common stock, but not below zero. Any amount distributed in excess of basis will be treated as gain realized on the sale or other disposition of our Class A common stock and will be treated as described under the section titled “Gain on Disposition of our Class A Common Stock” below.
Subject to the discussions below regarding effectively connected income, backup withholding, and Sections 1471 through 1474 of the Code, or FATCA, dividends paid to a non-U.S. holder of our Class A common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or the applicable withholding agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form, or applicable successor form) certifying such holder’s qualification for the reduced rate.
This certification must be provided to us or the applicable withholding agent before the payment of dividends and must be updated periodically. In the case of a non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty, if any, may provide rules to determine whether, for purposes of determining the applicability of the tax treaty, dividends will be treated as paid to the entity or to those holding an interest in the entity. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or the applicable withholding agent, either directly or through other intermediaries. Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If a non-U.S. holder holds our Class A common stock in connection with the conduct of a trade or business in the United States, as determined for U.S. federal income tax purposes, and dividends paid on our Class A common stock are effectively connected with such holder’s U.S. trade or business (and, if required by an applicable tax treaty, are attributable to such holder’s permanent establishment or fixed base in the United States), the non-U.S. holder will generally be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.
However, any such effectively connected dividends paid on our Class A common stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional U.S. federal branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Gain on Disposition of our Class A Common Stock
Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our Class A common stock, unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•
our Class A common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation (“USRPHC”), for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our Class A common stock, and our Class A common stock is not regularly traded on an established securities market as defined by applicable Treasury Regulations.

The determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. Gain recognized by a non-U.S. holder that is a foreign corporation also may be subject to an additional U.S. federal branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) realized upon the sale or other taxable disposition of our Class A common stock, but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding
Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our Class A common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required (because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty) and regardless of whether such distributions constitute dividends. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our Class A common stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.
Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.
Withholding on Foreign Entities
FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends paid on our Class A common stock and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our Class A common stock. The U.S. Treasury Department has released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our Class A common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers (including applicable withholding agents) may generally rely on the proposed Treasury Regulations until final regulations are issued.
Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our Class A common stock.

UNDERWRITING
We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the Class A common stock being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our Class A common stock set forth opposite its name below. TD Securities (USA) LLC and William Blair & Company, L.L.C. are the representatives of the underwriters.
Underwriter	Number of Shares
TD Securities (USA) LLC	13,080,000
William Blair & Company, L.L.C.	7,800,000
Lake Street Capital Markets, LLC	3,120,000
Total	24,000,000
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the option to purchase additional shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares
We have granted to the underwriters an option to purchase up to 3,600,000 additional shares of Class A common stock at the public offering price, less the underwriting discounts and commissions. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.
Discounts and Commissions
The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.7 million and are payable by us. We have agreed to reimburse the underwriters for up to $15,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering. The representatives of the underwriters have agreed to reimburse certain of our expenses in connection with this offering.
	Total
	Per Share	Without Option	With Option
Public offering price	3.15	75,600,000	86,940,000
Underwriting discounts and commissions	0.189	4,536,000	5,216,400
Proceeds, before expenses, to us	2.961	71,064,000	81,723,600

The underwriters propose to offer the shares of Class A common stock to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the shares of Class A common stock to securities dealers at the public offering price less a concession not in excess of $0.1134 per share. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms. Sales of any shares of Class A common stock may be made by affiliates of the underwriters.
Discretionary Accounts
The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.
Market Information
Our Class A common stock is traded on the New York Stock Exchange under the symbol “BFLY.”
Stabilization
In connection with this offering, the underwriters (and their affiliates) may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.
•
Stabilizing transactions permit bids to purchase shares of Class A common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the Class A common stock while the offering is in progress.

•
Overallotment transactions involve sales by the underwriters of shares of Class A common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriters may close out any short position by exercising their option to purchase additional shares and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the option to purchase additional shares. If the underwriters sell more shares than could be covered by exercise of the option to purchase additional shares and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Class A common stock. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Lock-Up Agreements
Pursuant to the underwriting agreement, we have agreed, subject to certain exceptions, not to directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or submit or file any registration statement under the Securities Act in respect of, any Class A common stock, options, rights or warrants to acquire Class A common stock or securities exchangeable or exercisable for or convertible into Class A common stock (other than as contemplated by the underwriting agreement) or publicly announce any intention to do any of the foregoing, without the prior written consent of TD Securities (USA) LLC and William Blair & Company, L.L.C.
Similarly, pursuant to certain “lock-up” agreements, each of our executive officers, directors and certain of our other stockholders have agreed, subject to certain exceptions, not to and will not cause or direct any of its affiliates to offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of or announce the intention to otherwise dispose of, or enter into, or announce the intention to enter into any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the stockholder or someone other than the stockholder), in whole or in part, directly or indirectly, the economic risk of ownership of, or make any demand or request or exercise any right with respect to the registration under the Securities Act of, any Class A common stock or securities convertible into or exchangeable or exercisable for any Class A common stock without the prior written consent of TD Securities (USA) LLC and William Blair & Company, L.L.C., for a period of 90 days after the date of the pricing of the offering (the “Lock-Up Period”).
The exceptions permit us, among other things and subject to restrictions, to: (a) issue Class A common stock, restricted stock units and options, shares of Common Stock underlying restricted stock units and options granted, and other securities, each pursuant to any director or employee stock option plan, employee stock purchase plan, stock ownership plan or dividend reinvestment plan in effect on the date of the underwriting agreement, (b) issue Class A common stock pursuant to the conversion of securities or the exercise of outstanding warrants, or (c) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan. The exceptions permit parties to the “lock-up” agreements, among other things and subject to restrictions, to: (a) make certain bona fide gifts or transfer by will or intestate succession upon the death of the party, (b) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any shareholders, partners, members of, or owners of similar equity interests in, the party, or to an affiliate of the party, if such transfer is not for value, (c) if the party is a corporation, partnership, limited liability company or other business entity, make transfers (i) in connection with the sale or transfer of all or substantially all of the party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the “lock-up” agreement or (ii) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the undersigned and such transfer is not for value, (d) make transfers solely by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (e) initiate transactions relating to our securities acquired in open market transactions after the completion of this offering, subject to certain exceptions, (f) enter into 10b5-1 trading plans after the date of this prospectus supplement, subject to certain restrictions on sales thereunder and public announcements related thereto during the Lock-Up Period, (g) transfer securities to us to satisfy tax withholding obligations pursuant to our equity incentive plans or arrangements, (h) sell securities pursuant to any sell-to-cover arrangement or sell shares of Class A common stock in the open market in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Class A common stock, in each case pursuant to our equity incentive plans or arrangements and (i) transfer securities to us pursuant to any contractual arrangement that provides for our repurchase or forfeiture of our shares in connection with the termination of service to us. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.

TD Securities (USA) LLC and William Blair & Company, L.L.C. in their discretion, may release our Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our Class A common stock and other securities from lock-up agreements, TD Securities (USA) LLC and William Blair & Company, L.L.C. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.
Financial Advisor
We have engaged Craig-Hallum Capital Group LLC (“Craig-Hallum”) as our financial advisor in connection with this offering. Craig-Hallum is neither acting as an underwriter in this offering nor obligated to purchase any of the shares of our common stock. We have agreed to pay certain compensation to, and expenses of, Craig-Hallum. As compensation for its services in connection with acting as our financial advisor in this offering, we agreed to pay Craig-Hallum & Co. $226,800.
Selling Restrictions
Canada
The Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland
The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Member State at any time:
A.
to any legal entity which is a qualified investor as defined under Article 2 the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
A.
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore
Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
A.
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

B.
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

C.
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
A.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

B.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of Class A common stock under the Israeli Securities Law, 5728–1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728–1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728–1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our Class A common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728–1968. In particular, we may request, as a condition to be offered Class A common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728–1968 and the regulations promulgated thereunder in connection with the offer to be issued Class A common stock; (iv) that the shares of Class A common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728–1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728–1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person (as defined below) or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Australia
No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the Notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:
(1)
you confirm and warrant that you are either:

a.
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

b.
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

c.
a person associated with the company under section 708(12) of the Corporations Act; or

d.
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(2)
you warrant and agree that you will not offer any of the Notes for resale in Australia within 12 months of those Notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.
Electronic Offer, Sale and Distribution of Shares
A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other Relationships
Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or its affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
The validity of the shares of Class A common stock offered by this prospectus supplement will be passed upon for us by Foley Hoag LLP of Boston, Massachusetts. DLA Piper LLP (US) of New York, New York is acting as counsel to the underwriters in connection with this offering.
EXPERTS
The financial statements of Butterfly Network, Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement by reference to Butterfly Network, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.butterflynetwork.com. Our website is not a part of this prospectus supplement and the accompanying prospectus and is not incorporated by reference in this prospectus supplement and the accompanying prospectus.
This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC and omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement is terminated or completed:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 4, 2024;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024 (excluding those portions that are not required to be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023);

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, filed with the SEC on May 1, 2024, June 30, 2024, filed with the SEC on August 1, 2024, and September 30, 2024, filed with the SEC on November 1, 2024;

•
our Current Reports on Form 8-K, filed with the SEC on May 1, 2024 (Item 3.01 only), June 13, 2024 and January 29, 2025; and

•
the description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 18, 2020, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

Upon oral or written request and at no cost to the requester, we will provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and accompanying prospectus but not delivered with this prospectus supplement and accompanying prospectus. You may obtain copies of these documents, at no cost to you, from our website (www.butterflynetwork.com), or by writing or telephoning us at the following address: Butterfly Network, Inc., 1600 District Avenue, Burlington, Massachusetts 01803, (781) 557-4800. As noted above, our website is not a part of this prospectus supplement and accompanying prospectus and is not incorporated by reference in this prospectus supplement and accompanying prospectus.

PROSPECTUS

$300,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may from time to time issue, in one or more series or classes, up to $300.0 million in aggregate principal amount of our Class A common stock, par value $0.0001 per share (“Class A common stock”), preferred stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus.
We may offer these securities separately or together in units. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the applicable prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A common stock is listed on The New York Stock Exchange under the symbol “BFLY” and our Public Warrants are listed on The New York Stock Exchange under the symbol “BFLY WS”. On August 17, 2023, the closing price for our Class A common stock, as reported on The New York Stock Exchange, was $1.78 per share and the closing price for Public Warrants, as reported on The New York Stock Exchange, was $0.18 per warrant. Our principal executive offices are located at 1600 District Avenue, Burlington, Massachusetts 01803.
Investing in these securities involves certain risks. See “Risk Factors” on page 1 of this prospectus as well as those included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 22, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $300.0 million.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” beginning on page 35 of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.
As used in this prospectus, unless the context otherwise requires, references to “Butterfly,” “company,” “we,” “us” and “our” refer to Butterfly Network, Inc. and not our subsidiaries.
We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

ii

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in our filings with the SEC that are incorporated by reference herein and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and the other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management team. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements.
Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•
the success, cost and timing of our product development activities;

•
the potential attributes and benefits of our products and services;

•
our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any authorized product;

•
our ability to identify, in-license or acquire additional technology;

•
our ability to maintain our existing license, manufacturing and supply agreements;

•
our ability to compete with other companies currently marketing or engaged in the development of ultrasound imaging devices, many of which have greater financial and marketing resources than us;

•
the size and growth potential of the markets for our products and services, and the ability of each to serve those markets, either alone or in partnership with others;

•
our estimates regarding expenses, revenue, capital requirements and needs for additional financing;

•
our ability to raise financing in the future; and

•
our financial performance.

These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions or phrases, or the negative of those expressions or phrases. The forward-looking statements are based on projections prepared by, and are the responsibility of, our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions relating to, among other things:
•
our rapid growth may not be sustainable and depends on our ability to attract and retain customers;

•
our business could be harmed if we fail to manage our growth effectively;

•
our projections are subject to risks, assumptions, estimates and uncertainties;

•
our business is subject to a variety of U.S. and foreign laws, which are subject to change and could adversely affect our business;

•
the pricing of our products and services and reimbursement for medical procedures conducted using our products and services;

•
changes in applicable laws or regulations;

•
failure to protect or enforce our intellectual property rights could harm our business, results of operations and financial condition;

•
the ability to maintain the listing of our Class A common stock on the NYSE; and

•
economic downturns and political and market conditions beyond our control could adversely affect our business, financial condition and results of operations.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the U.S. Securities and Exchange Commission. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”
Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

OUR COMPANY
Overview
We are an innovative digital health business transforming care with handheld, whole-body ultrasound and its related software for both individual users and enterprise systems. Our device is powered by our proprietary Ultrasound-on-Chip™ technology, our solution enables the acquisition of imaging information from an affordable, powerful device that fits in a healthcare professional’s pocket with a unique combination of cloud-connected software and hardware technology that is easily accessed through a mobile application. Butterfly enables the practical application of ultrasound information into the clinical workflow.
Butterfly iQ+ is an ultrasound device that can perform whole-body imaging in a single handheld probe using semiconductor technology. With its small, handheld size, low cost and simple user interface, our Butterfly iQ+ product and Ultrasound-on-Chip™ technology make ultrasound more accessible inside and outside of large healthcare institutions by enabling more connected medicine that brings the power of ultrasound into assessment, diagnosis and treatment processes. Our software is intended to make the product easy to use and fully integrated with the clinical workflow, accessible on a user’s smartphone, tablet and almost any hospital computer system connected to the Internet.
Through our proprietary, portable handheld solution, protected by a robust intellectual property portfolio and empowered in part by our proprietary software and Artificial Intelligence (“AI”), we aim to create access to valuable clinical insights in any point-of-care setting using innovative ultrasound technology to benefit all patients worldwide, as well as drive earlier detection and support remote management of health conditions. In addition, Butterfly BlueprintTM provides a system-wide ultrasound platform with CompassTM software that integrates into a healthcare system’s clinical and administrative infrastructure to be able to deploy Butterfly iQ+, which we believe can help optimize care at scale across the full spectrum of departments and specialties in a healthcare system, including nursing.
We market and sell the Butterfly system, which includes probes and related accessories and software subscriptions, to healthcare systems, physicians and healthcare providers through a direct sales force, distributors and our eCommerce channel. We generated total revenue of $73.4 million and $62.6 million in the years ended December 31, 2022 and 2021, respectively. We also incurred net losses of $168.7 million and $32.4 million for the years ended December 31, 2022 and 2021, respectively.
We employ approximately 247 employees as of July 31, 2023 and sell our products in approximately 30 countries through our sales force and independent distributors and directly to physicians through our eCommerce channel. Outside of our core commercial geographies, Butterfly iQ+ is also being utilized in over 70 low resource settings around the world through global health partnerships.
Corporate History
The Company, formerly known as Longview Acquisition Corp. (“Longview”), was incorporated in Delaware in 2020 as a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Longview and Butterfly Network, Inc. (“Legacy Butterfly”), which was founded in 2011, entered into a business combination (the “Business Combination”) on February 12, 2021, Longview was renamed Butterfly Network, Inc. and the business of Legacy Butterfly became our business.
Legacy Butterfly was founded in 2011 by Dr. Jonathan Rothberg, a serial entrepreneur who received the Presidential Medal of Technology & Innovation in 2016 for inventing a novel next generation DNA sequencing method and has founded more than 10 healthcare/technology companies, including 454 Life Sciences, Ion Torrent and CuraGen. Legacy Butterfly has raised over $400 million in equity investments and partnership milestones from leading institutional investors, including Baillie Gifford, and strategic partners, including the Bill & Melinda Gates Foundation.
We have wholly-owned subsidiaries organized in Australia, Germany, the Netherlands, the United Kingdom and Taiwan. Our principal executive offices are located at 1600 District Avenue, Burlington, Massachusetts 01803 and our telephone number is (781) 557-4800.

Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include working capital; capital expenditures; business development; and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES THAT MAY BE OFFERED
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.
We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our bylaws, and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and our bylaws, in each case, as amended and supplemented, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Authorized Capital Stock
We are authorized to issue 628,000,000 shares, consisting of 600,000,000 shares of Class A common stock, par value $0.0001 per share, 27,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Class A Common Stock
Voting Rights
Holders of Class A common stock are entitled to cast one vote per share. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if a majority of votes cast affirmatively or negatively on the action are cast in favor of the action, while directors are elected by a plurality of the votes cast. Holders of Class A common stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights
With limited exceptions in the case of certain stock dividends or disparate dividends approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class, holders of Class A common stock will share ratably (based on the number of shares of Class A common stock held), together with each holder of Class B common stock, if and when any dividend is declared by the board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
On the liquidation, dissolution, distribution of assets or winding up of Butterfly, each holder of Class A common stock, together with each holder of Class B common stock, will be entitled, pro rata on a per share basis, to all assets of Butterfly of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Butterfly then outstanding and unless disparate or different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.
Other Matters
Holders of shares of Class A common stock do not have subscription, redemption or conversion rights. All the outstanding shares of Class A common stock are validly issued, fully paid and non-assessable.
Class B Common Stock
Voting Rights
Holders of Class B common stock are entitled to cast 20 votes per share of Class B common stock. Generally, holders of all classes of our common stock vote together as a single class, and an action is approved by Butterfly stockholders if a majority of votes cast affirmatively or negatively on the action are cast in favor of the action, while directors are elected by a plurality of the votes cast. Holders of Class B common stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights
With limited exceptions in the case of certain stock dividends or disparate dividends approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class, holders of Class B common stock will share ratably (based on the number of shares of Class B common stock held), together with each holder of Class A common stock, if and when any dividend is declared by the board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class B common stock with respect to the payment of dividends.
Optional Conversion
Holders of Class B common stock have the right to convert shares of their Class B common stock into fully paid and non-assessable shares of Class A common stock, on a one-to-one basis, at the option of the holder at any time upon written notice to Butterfly.
Mandatory Conversion
Holders of Class B common stock will have their Class B common stock automatically converted into Class A common stock, on a one-to-one basis, upon the occurrence of any of the events described below:
(1)
Any sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition, directly or indirectly, of any Class B common stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation, or otherwise), including, without limitation the transfer of a share of Class B common stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, voting control over such share by proxy or otherwise, other than a permitted transfer.

(2)
Upon the first date on which Dr. Rothberg, together with all other qualified stockholders, collectively cease to beneficially own at least 20% of the number of Class B common stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination, or recapitalization of the Class B common stock) collectively beneficially owned by Dr. Rothberg and permitted transferees of Class B common stock as of the effective time of the Merger.

(3)
Upon the date specified by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Class B common stock, voting as a separate class.

Liquidation Rights
On the liquidation, dissolution, distribution of assets or winding up of Butterfly, each holder of Class B common stock, together with each holder of Class A common stock, will be entitled, pro rata on a per share basis, to all assets of Butterfly of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Butterfly then outstanding and unless disparate or different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.
Preferred Stock
Our Charter provides that the board of directors has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of Butterfly’s assets, which rights may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding as of July 31, 2023.
The purpose of authorizing the board of directors to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the dividend or liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.
Warrants
Public Stockholders’ Warrants
Each whole public warrant entitles the registered holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment as discussed below, beginning on May 26, 2021. A holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire on February 12, 2026 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Butterfly will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act, covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to Butterfly satisfying its obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and Butterfly will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.
Butterfly agreed to, as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. Butterfly also agreed to use its best efforts to cause the same to become effective within 60 business days following the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Butterfly may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Butterfly so elects, Butterfly will not be required to file or maintain in effect a registration statement, but will use its best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemptions
Butterfly may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described below) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date Butterfly sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by Butterfly, Butterfly may exercise its redemption right even if Butterfly is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, Butterfly may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.
Butterfly has established the $18.00 per share (subject to adjustment) redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Butterfly issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described below) as well as the $11.50 warrant exercise price after the redemption notice is issued.
Butterfly may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Class A common stock except as otherwise described below;

•
if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which Butterfly sends the notice of redemption to the warrant holders;

•
if, and only if, the private placement warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding public warrants, as described above; and

•
if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon cashless exercise in connection with a redemption by Butterfly pursuant to this redemption feature, based on the “fair market value” of the Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. In connection with a redemption by Butterfly pursuant to this redemption feature, a warrant holder may still exercise its warrants for cash.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares of our common stock issuable upon exercise of a warrant is adjusted as set forth below in the first three paragraphs under the heading “—Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.
Redemption Date
(period to expiration of warrants)	≤ 10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥ 18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.365 shares of Class A common stock per warrant. Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by Butterfly pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.
Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input. This redemption right provides Butterfly with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to the Butterfly capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and Butterfly will be required to pay the redemption price to warrant holders if Butterfly chooses to exercise this redemption right and it will allow Butterfly to quickly proceed with a redemption of the warrants if Butterfly determines it is in Butterfly’s best interest to do so. As such, Butterfly would redeem the warrants in this manner when it believes it is in Butterfly’s best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, Butterfly can redeem the warrants when the Class A common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to Butterfly’s capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If Butterfly chooses to redeem the warrants when the Class A common stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for Class A common stock if and when such Class A common stock trades at a price higher than the exercise price of $11.50.
No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, Butterfly will round down to the nearest whole number of the number of shares of Butterfly Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the warrant agreement, the warrants may be exercised for such security.
If Butterfly calls the warrants for redemption for $0.01 as described above, Butterfly management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If Butterfly management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If Butterfly calls the warrants for redemption and Butterfly management does not take advantage of this option, Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify Butterfly in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.
Anti-dilution adjustments.   If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (1) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (2) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if Butterfly, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of Butterfly capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of shares of Class A common stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affect the par value of such shares of Class A common stock), or in the case of any merger or consolidation of Butterfly with or into another corporation (other than a consolidation or merger in which Butterfly is the continuing corporation and that does not result in any reclassification or reorganization of outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Butterfly as an entirety or substantially as an entirety in connection with which Butterfly is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Charter) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common equity in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.
The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of Class A common stock.
Private Placement Warrants
The private placement warrants are not redeemable by Butterfly for cash so long as they are held by the Initial Stockholders or their permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the public warrants sold in Longview’s initial public offering, including that they may be redeemed for shares of Class A common stock. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by Butterfly and exercisable by the holders on the same basis as the warrants included in the units sold in the initial public offering.
Exclusive Forum
Our Charter provides that, to the fullest extent permitted by law, unless Butterfly otherwise consents in writing, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of Butterfly, (2) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of Butterfly, (3) any action asserting a claim against Butterfly arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”), the Charter or Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of any provisions of the Charter or Bylaws, or (5) any other action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act and the provisions of our Charter described above will not apply to claims arising under the Exchange Act or other federal securities laws for which there is exclusive federal jurisdiction.

Anti-Takeover Effects of Provisions of the Charter, Bylaws and Applicable Law
Certain provisions of the Charter, Bylaws, and laws of the State of Delaware, where Butterfly is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Class A common stock and the Class B common stock. Butterfly believes that the benefits of increased protection give Butterfly the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure Butterfly and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as the Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of Butterfly by means of a proxy contest, tender offer, merger, or otherwise.
Dual Class Stock
As described above, the Charter provides for a dual class common stock structure which provides Dr. Rothberg with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of our outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of Butterfly or its assets.
Blank Check Preferred Stock
The Charter provides for 1,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of Butterfly or its stockholders, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, the Charter grants the board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of the holders of shares of common stock and may have the effect of delaying, deterring or preventing a change in control of Butterfly.
Number of Directors
The Charter and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time solely pursuant to a resolution adopted by the Board; provided, however, that prior to the first date on which the issued and outstanding shares of Class B common stock represent less than 50% of the voting power of the then outstanding shares of capital stock of Butterfly that would be entitled to vote for the election of directors at an annual meeting of stockholders, unless approved by the holders of a majority in voting power of the shares of capital stock of Butterfly that would then be entitled to vote in the election of directors at an annual meeting or by written consent, the number of directors may not exceed nine (9).
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide Butterfly with certain information. Generally, to be timely, a stockholder’s notice must be delivered to, or mailed and received at Butterfly’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairperson of the meeting at a meeting of the stockholders to determine whether a proposal to the meeting was properly brought and to adopt rules and regulations for the conduct of meetings, except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Butterfly.
Limitations on Stockholder Action by Written Consent
The Charter provides that, subject to the terms of any series of Butterfly preferred stock, any action required or permitted to be taken by the stockholders of Butterfly must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; provided, however, that prior to the first date on which the issued and outstanding shares of Class B common stock represent less than 50% of the voting power of the then outstanding shares of capital stock of Butterfly that would then be entitled to vote for the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken by written consent if such written consent is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such matter were present and voted.
Amendment of the Charter and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
The Charter provides that it may be amended by Butterfly in the manners provided therein or prescribed by statute. The Charter provides that the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal any provision of the Charter, or adopt any provision of the Charter inconsistent therewith.
If any of the Class B common stock shares are outstanding, in addition to any vote required by Delaware law, the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Class B common stock, voting as a separate class, is required to amend the Charter (1) in a manner that changes any of the voting, conversion, dividend or liquidation provisions of the shares of Class B common stock, (2) to provide for each share of Class A common stock or any preferred stock to have more than one vote per share or any rights to a separate class vote of the holders of shares of Class A common stock other than as provided by the Charter or required by the DGCL, or (3) to otherwise adversely impact the rights, powers, preferences or privileges of the shares of Class B common stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of Class A common stock.
If any shares of Class A common stock are outstanding, Butterfly will not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, voting as a separate class, in addition to any other vote required by applicable law or the Charter, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of the Charter (1) in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Class A common stock so as to affect them adversely; or (2) to provide for each share of Class B common stock to have more than twenty (20) votes per share or any rights to a separate class vote of the holders of shares of Class B common stock other than as provided by the Charter or required by the DGCL.
The Charter also provides that the board of directors will have the power to adopt, amend, alter, or repeal the Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or the Charter. The stockholders of Butterfly are prohibited from adopting, amending, altering, or repealing the Bylaws, or to adopt any provision inconsistent with the Bylaws, unless such action is approved, in addition to any other vote required by the Charter, by the Requisite Stockholder Consent (as defined in the Charter).
Business Combinations
Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:
(1)
prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of Butterfly’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Since Butterfly has not opted out of Section 203 of the DGCL, it will apply to Butterfly. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Butterfly for a three-year period. This provision may encourage companies interested in acquiring Butterfly to negotiate in advance with the board of directors because the stockholder approval requirement would be avoided if the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Charter does not authorize cumulative voting.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of Butterfly or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.
The Bylaws provide that Butterfly shall indemnify and advance expenses to Butterfly’s directors and officers to the fullest extent authorized by the DGCL. Butterfly also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for Butterfly directors, officers, and certain employees for some liabilities. Butterfly believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing lawsuits against directors for any alleged breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Butterfly and its stockholders. In addition, your investment may be adversely affected to the extent Butterfly pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of Butterfly’s directors, officers, or employees for which indemnification is sought.
Corporate Opportunities
The Charter provides for the renouncement by Butterfly of any interest or expectancy of Butterfly in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any director of Butterfly who is not an employee of Butterfly or any of its subsidiaries, unless such matter, transaction, or interest is presenting to, or acquired, created, or developed by, or otherwise comes into the possession of a director of Butterfly expressly and solely in that director’s capacity as a director of Butterfly.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, Butterfly’s stockholders will have appraisal rights in connection with a merger or consolidation of Butterfly. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of Butterfly’s stockholders may bring an action in Butterfly’s name to procure a judgment in Butterfly’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Butterfly’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent and Registrar
The transfer agent for Butterfly capital stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004, and its telephone number is 212-509-4000.
Stock Exchange Listing
Butterfly’s Class A common stock and warrants to purchase Class A common stock are listed for trading on the NYSE under the symbol “BFLY” and “BFLY WS”, respectively.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
•
do not limit the amount of debt securities that we may issue;

•
allow us to issue debt securities in one or more series;

•
do not require us to issue all of the debt securities of a series at the same time; and

•
allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.
Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
•
the title of the debt securities and whether they are senior or subordinated;

•
any limit upon the aggregate principal amount of the debt securities of that series;

•
the date or dates on which the principal of the debt securities of the series is payable;

•
the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

•
the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•
the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•
the right, if any, to extend the interest payment periods and the duration of such extension;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

•
our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

•
if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

•
whether the debt securities will be convertible into or exchangeable for Class A common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

•
any additional or alternative events of default to those set forth in the indenture;

•
any additional or alternative covenants to those set forth in the indenture;

•
the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

•
if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

•
whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•
additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

•
the applicability of any guarantees;

•
any restrictions on transfer, sale or assignment of the debt securities of the series; and

•
any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:
•
either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for Class A common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of Class A common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

•
an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•
default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•
default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

•
default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•
bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•
any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
•
we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

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all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
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is in conflict with any law or the applicable indenture;

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may involve the trustee in personal liability; or

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may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
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to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

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to comply with the covenant described above under “—Merger, Consolidation or Sale of Assets”;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add events of default for the benefit of the holders of all or any series of debt securities;

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to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

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to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

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to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

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to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

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to conform the applicable indenture to this “—Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination
Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
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either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

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we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into Class A common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of Class A common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of Class A common stock, preferred stock in one or more series. We may issue warrants independently or together with Class A common stock, preferred stock, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of shares of Class A common stock, shares of preferred stock and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement;

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the price or prices at which such units will be issued;

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the applicable United States federal income tax considerations relating to the units;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
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to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

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to correct or supplement any defective or inconsistent provision; or

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to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
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impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

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reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
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If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

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If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by New York law.
Form, Exchange and Transfer
We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:
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on or through the facilities of The New York Stock Exchange or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

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to or through a market maker otherwise than on The New York Stock Exchange or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis.

If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority (“FINRA”).
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS
The financial statements of Butterfly Network, Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our investor website at www.butterflynetwork.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Butterfly Network, Inc., 1600 District Avenue, Burlington, Massachusetts 01803, Attention: Corporate Secretary.
This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
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Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 23, 2023;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC on May 11, 2023;

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our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as filed with the SEC on August 4, 2023;

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Current Reports on Form 8-K filed with the SEC on January 11, 2023, January 27, 2023, February 24, 2023, March 10, 2023, March 17, 2023, April 24, 2023, June 23, 2023, and July 14, 2023;

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portions of the Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 28, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year December 31, 2022, as filed with the SEC on March 23, 2023; and

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the description of our common stock contained in (i) our registration statement on Form 8-A, as filed with the SEC on May 18, 2020 (File No. 001-39292) under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.1—Description of Securities to our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 23, 2023.

We also incorporate by reference any filings made after the date of effectiveness of the registration statement with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until the offering of the securities made by this prospectus is completed or terminated.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Butterfly Network, Inc.
1600 District Avenue
Burlington, Massachusetts 01803
Attn: Corporate Secretary
(781) 557-4800
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.butterflynetwork.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

24,000,000 Shares
Class A Common Stock

Prospectus Supplement

Bookrunners
TD CowenWilliam BlairLake Street
January 29, 2025